Exhibit 10.9

Nanjing Qianqia Enterprise Management Consulting Center (Limited Partnership)

Partnership Agreement

After a consensus has been reached through negotiation, the Partnership Agreement (hereinafter referred to as "the Agreement") is hereby concluded by the general partner and limited partners of the Partnership Enterprise (Limited Partnership) for abidance.

Chapter IGeneral

Article 1 In light of Partnership Enterprise Law of the People's Republic of China,  Administrative Measures on Establishment of Partnerships by Foreign Enterprises or Individuals in China, as well as other relevant laws, administrative regulations and rules of the People's Republic of China (hereinafter referred to as "China"), all partners, after a consensus has been reached, hereby conclude the Agreement.

Article 2As a limited partnership enterprise with foreign investment, the entity is a joint venture incorporated by all partners according to the Agreement. All partners are willing to follow the related laws, codes and regulations of China, and paying tax and manage business lawfully.

Article 3Matters uncovered in the Agreement shall be subject to China's laws and administrative regulations.

Article 4The Agreement is valid with the signatures and seals of all partners. The partners will enjoy rights and fulfill obligations in light of the Agreement.

Chapter IIDescription and Address of Partnership Enterprise

Article 5Description of Partnership Enterprise: Nanjing qianqia Enterprise Management Consulting Center (Limited Partnership) (hereafter referred to as "the Partnership Enterprise" or "Partnership Enterprise").

Article 6Address of the Partnership Enterprise: Suite 611, Building 19, 9 Weidi Road, Xianlin University Town, Qixia District, Nanjing City.

Chapter III Purpose, Business Scope and Duration of Partnership

Article 7Purpose of the Partnership Enterprise: To subscribe for equities / shares of Amphastar (Nanjing) Pharmaceuticals Inc. and its restructured shareholding limited liability company (hereafter referred to as "the Company").

Article 8Business Scope of the Partnership Enterprise: enterprise management consulting, enterprise management service; equity investment in encouraged and permitted industries in the guidance catalog of foreign investment industries.

Article 9Duration of the Partnership Enterprise is 20 years, which starts from the issuing date of the Business License of the Partnership Enterprise, and can be extended or shorten with the agreement of all partners.

Chapter IV Partner

Article 10There are 3 partners in the Partnership Enterprise, including 1 general partner and 2 limited partners. Name/description, address and other basic information of each partner are listed as follows:

(I) General Partner
Zhang Chongqing (natural person, ID Card No. )
Address:

(II)Limited Partner
BILL ZHANG (Zhang Luobei) (natural person, Passport No. )
Address:

(III)Limited Partner
APPLIED PHYSICS & CHEMISTRY LABS INC (American corporation, Registered Certificate No. )
Address: APPLIED PHYSICS & CHEMISTRY LABS INC 13760 MAGNOLIA AVE CHINO CA 91710

Article 11The general partner assumes unlimited joint and several liability for debts of the Partnership Enterprise, while limited partner takes liability for debts of the Partnership Enterprise according to the amount of investment subscribed by him/her/it.

Chapter VInvestment Method, Amount and Deadline of Partners

Article 12Total amount of investment of the Partnership Enterprise is USD 21.4 million.

Article 13Information of investment method, amount and deadline of partners are listed as follows:

1.Investment information of general partner
General partner: Zhang Chongqing (natural person)
Investment method: currency
Amount of investment subscribed: USD 0.2 million;paid-in amount of investment: 0
Deadline of investment: January 31, 2019

2.Investment information of limited partner
Limited partner: BILL ZHANG (Zhang Luobei) (natural person)
Investment method: currency
Amount of investment subscribed: USD 3.2 million; paid-in amount of investment: 0
Deadline of investment: January 31, 2019

3.Investment information of limited partner
Limited partner: APPLIED PHYSICS & CHEMISTRY LABS INC (American corporation)
Investment method: currency
Amount of investment subscribed: USD 18 million; paid-in amount of investment: 0
Deadline of investment: January 31, 2019

Article 14In case any partner fails to make full payment for investment in the Partnership Enterprise before the deadline of investment, the Partnership Enterprise will grant such partner a grace period for investment, which shall not exceed 180 days and start from the next day of the expiration date of investment. Any partner making payment for investment within the grace period shall assume the liability for breach of contract, and the liquidated damages shall be calculated according to the annual interest 6% of the amount of investment that shall be subscribed by such partner. Such liquidated damages received by the Partnership Enterprise can exclusively be used as the special fund of the Partnership Enterprise. Where the partner still fails to make payment for investment within the grace period, the general partner shall have the right to remove such partner's name from the list.

Chapter VIProfit Distribution and Loss Sharing Method

Article 15Profit of the Partnership Enterprise shall be distributed according to the following method:

1.Distribution method: Profit distribution and loss sharing of the Partnership Enterprise shall be subject to the investment ratio.

2.Do not distribute all profits to certain partners.

Article 16Expenses that shall be directly borne by the Partnership Enterprise include but are not limited to the following expenses on the establishment, operation, termination, dissolution and liquidation of the Partner Enterprise:

1.Start-up expense;

2.Expense of the meeting of partners;

3.Audit fee incurred in the annual audit of the Partnership Enterprise;

4.Management expense of executive partner; and

5.Attorney fee, consulting fee, etc.

Expenses incurred to the Partnership Enterprise shall be paid by Partnership Enterprise. In case the Partnership Enterprise is not founded, expenses concerning the establishment of the Partnership Enterprise shall be shared by all partners according to their respective investment ratios.

The Partnership Enterprise shall, within ten working days from the date on which the partners make investment, set aside 2% of the amount of investment of each partner as the special fund of the Partnership Enterprise, that is, partner's amount of investment in the Partnership Enterprise1 = the partner's planned final amount of investment in the Company + 2% of the partner's planned final amount of investment in the Company

Partners who has been admitted to the Partnership Enterprise through accepting the transfer of the property shares held by the former partner in the Partnership Enterprise or subscribing the increased amount of investment shall obey the said agreement on paying the expenses incurred to the Partnership Enterprise, that is, the partner's amount of investment in the Partnership Enterprise2 = the partner's planned final amount of investment in the Company + 2% of the partner's planned final amount of investment in the Company. Where such shares are sold out in the secondary security market of capital later, the Partnership Enterprise shall also deduct 2% of the special fund. In case the special fund of the Partnership Enterprise is ran out during the existence of the Partnership Enterprise, all partners shall pay another 2% of their amounts of investment.

Article 17Debts arising from the losses of the Partnership Enterprise shall be borne in the following methods:

1.General partner assumes unlimited joint and several liability for the debts of the Partnership Enterprise;

2.Limited partner takes liability for debts of the Partnership Enterprise according to the amount of investment subscribed by him/her/it;

3.In case the property of the Partnership Enterprise is insufficient to settle the debts, the creditor can request the general partner to settle the debts with all property owned by him/her.

1  Remind all partners that such amount of investment shall only be subject to the amount actually received by the Partnership Enterprise, the telegraphic transfer service charge for the amount of investment in the Partnership Enterprise shall be regarded as extra charge.

2 Remind all partners that such amount of investment shall only be subject to the amount actually received by the Partnership Enterprise, the telegraphic transfer service charge for the amount of investment in the Partnership Enterprise shall be regarded as extra charge.

Chapter VII  Execution of Partnership Affairs

Article 18Partnership affairs of the Partnership Enterprise shall be executed by the general partner. Partner executing the partnership affairs (hereinafter referred to as "the Executive Partner") represents the Partnership Enterprise. All partners agree that Zhang Chongqing shall act as the Executive Partner of the Partnership Enterprise.

Article 19Permissions of the Executive Partner:

1.To execute daily affairs of the Partnership Enterprise and go through relevant formalities concerning approval and registration in the course of operating the Partnership Enterprise;

2.To be responsible for signing and performing agreement on behalf of the Partnership Enterprise;

3.To handle and resolve all disputes involving the Partnership Enterprise on its behalf;

4.To change the description of the Partnership Enterprise;

5.To change the main business premise of the Partnership Enterprise;

6.To employ employees of the Company as the management personnel of the Partnership Enterprise;

7.To determine the financial audit organization of the Partnership Enterprise;

8.To determine the admission or withdrawal of general partner;

9.To transfer or dispose the intellectual property right and other property rights of the Partnership Enterprise; and

10.Other permissions granted by the Partnership Agreement and meeting of partners.

Article 20A partner who does not execute the partnership affairs shall have the right to supervise and check the execution of the partnership affairs by the Executive Partner.

Where the Executive Partner fails to execute the partnership affairs according to the Agreement or resolutions made at the meeting of partners, other partners have the right to urge the Executive Partner to make correction.

Article 21The Executive Partner shall, on a regular basis, report to other partners the execution of the partnership affairs as well as the financial status and operating results of the Partnership Enterprise. The profits generated by the execution of the partnership affairs shall belong to the Partnership Enterprise, and the expenses and losses incurred thereby shall also be borne by the Partnership Enterprise.

Article 22A limited partner does not execute the partnership affairs and shall not represent the Partnership Enterprise externally. The following acts of the limited partner shall not be deemed as executing the partnership affairs:

1.To participate in determining the admission or withdrawal of general partner;

2.To make suggestions on the operation and management of the Partnership Enterprise;

3.To participate in selecting accounting firm that undertakes the audit business of the Partnership Enterprise;

4.To obtain the audited financial accounting report of the Partnership Enterprise;

5.To review financial accounting books and other financial data of the Partnership Enterprise for situations involving its own interests;

6.To claim rights or file a lawsuit against the Executive Partner when his/her/its interests in the limited partnership enterprise are damaged;

7.To urge the Executive Partner to exercise the rights or file a lawsuit against the Executive Partner in his/her/its own name for the interests of the Partnership Enterprise when the Executive Partner is idle of exercising rights; and

8.To provide guarantee for the Partnership Enterprise according to law.

Article 23The Partnership Enterprise has meetings of partners, which can be divided into regular meeting and temporary meeting, and shall be convened and presided over by the Executive Partner. In case of convening of the meeting of partners, a notice on the agenda and voting matters shall be given to all partners 5 days in advance. The regular meeting shall be convened at least once every year and the temporary meeting shall be convened under the proposal of general partner or limited partners actually paying more than 30% of total amount of investment on behalf of limited partners.

Article 24The meeting of partners is composed of all partners and shall exercise the following powers:

1.To decide that the general partner becomes the limited partner or the limited partner becomes the general partner;

2.To determine the modification of the partnership agreement concluded by the Partnership Enterprise;

3.To change the business scope of the Partnership Enterprise;

4.To dispose the real estate of the Partnership Enterprise;

5.To provide guarantee for others in the name of the Partnership Enterprise;

6.To determine the dissolution and liquidation schemes of the Partnership Enterprise; and

7.Other matters that shall be determined by the meeting of partners according to laws, regulations or the provisions of the Agreement.

Article 25The partners shall make resolutions on matters pertinent to the Partnership Enterprise according to relevant provisions of the meeting of partners. At the meeting, all partners shall exercise the voting right according to their respective actual investment ratios at the time of voting. Resolutions made on matters as specified in Item 1 to Item 4 of Article 24 hereunder at the meeting of partners can be valid only after all partners agree on such resolutions. Unless otherwise agreed in the Agreement, resolutions made on matters as specified in Item 5 to Item 7 of Article 24 hereunder at the meeting of partners shall be approved by partners representing over the half of the voting rights.

Article 26The amount of investment made by the partner in the Partnership Enterprise can be increased or decreased with the consent of the Executive Partner.

Article 27The general partner shall not, by himself/herself or together with others, operate the business that competes with the Partnership Enterprise, while the limited partner shall not be subject to such provision.

Unless otherwise agreed by all partners, the general partner shall not trade with the Partnership Enterprise, but the limited partner can do so.

Article 28Matters of the Partnership Enterprise uncovered herein shall be decided separately by all partners.

Article 29Settlement method of breach of contract by the Executive Partner: In case of the Executive Partner fails to execute affairs according to the Agreement or the decisions of all partners and thus causing the breach of contract, or the Executive Partner infringes on the interests of the Partnership Enterprise and other partners, the Executive Partner shall make compensation for losses incurred to other partners.

Chapter VIIILimited Partner

Article 30Obligations of the limited partner include:

1.To make full payment for investment according to the conditions and methods as agreed in the Agreement;

2.Do not participate in the normal operation and management of the Partnership Enterprise, except for exercising the rights and fulfilling the obligations as specified herein;

3.To fulfill the confidentiality obligation: The limited partner shall only have the right to apply all information and data provided by the general partner for the limited partner to matters relating to the Partnership Enterprise, and shall not disclose such information and data to the third party or apply them to business activities not related to the Partnership Enterprise (including but not limited to those with conflict of interest with the general partner). The general partner shall, in his/her/its own name or in the name of the Partnership Enterprise, have the right to investigate and affix the legal responsibility of the limited partner who violates the confidentiality obligation; and

4.Other obligations as specified in laws or the Agreement.

Article 31In case the limited partner, without approval of the general partner, trades with others in the name of the Partnership Enterprise, which causes losses to the Partnership Enterprise or other partners, such limited partner shall be liable for the compensation.

Chapter IX Transformation between Limited Partner and General Partner

Article 32If a general partner is considered as a person without or with limited capacity of civil conduct, the general partner may be transferred to a limited partner according to law with the unanimous consent of the other partners. However, the Partnership Enterprise shall be dissolved when there are only limited partners left.

Article 33Where a general partner becomes a limited partner or vice versa, the unanimous consent of all partners shall be obtained.

Article 34Where a limited partner becomes a general partner, such partner shall bear the unlimited joint and several liability for the debts of the Partnership Enterprise during the period when such partner acts as a limited partner.

Article 35Where a general partner becomes a limited partner, such partner shall bear the unlimited joint and several liability for the debts of the Partnership Enterprise during the period when such partner acts as a general partner.

Chapter XAdmission to and Withdrawal from Partnership Enterprise and Transfer of Property Shares

Article 36New partners admitted to the Partnership Enterprise shall be approved by the Executive Partner and a written partnership admission agreement shall be concluded according to law. When concluding the agreement, the former partners shall inform the newcomers of the financial status and operating results of the Partnership Enterprise. The newcomers have the same rights and bear the same liabilities with the former partners. The new limited partner shall assume liability for debts of the Partnership Enterprise incurred before admission according to the amount of investment subscribed, while the new general partner shall assume unlimited joint and several liability for debts of the Partnership Enterprise incurred before admission.

Article 37The limited partner can, on the premise of not adversely affecting the execution of partnership affairs, transfer the partnership shares to other partners, but shall complete the transaction according to the Agreement.

Unless otherwise as specified in the Agreement, the general partner has no need to refund the amount of investment paid by the limited partner. Only available assets of the Partnership Enterprise, if any, can be used to return the amount of investment. All limited partners hereby waive any and all possible claims for rights against the general partner in terms of the matters as specified herein.

Article 38The general partner can, in whole or in part, transfer the property shares held by him/her in the Partnership Enterprise to others at any time without consent of other partners, but shall not affect the limited partnership nature of the

Partnership Enterprise and shall notify other partners at the time of transfer. On that occasion, no other partner has the preemptive right under the same conditions.

Article 39Provisions on the restricted stock trade period and withdrawal mechanism for the limited partner of the Partnership Enterprise are as follows:

 (I)The restricted stock trade period specified herein refers that the limited partner shall not withdraw from the Partnership Enterprise, sell or transfer the property shares held by him/her/it in the Partnership Enterprise, provide guarantee or offset debts with such property shares or pledge them within one year from the date on which the limited partner obtains the property shares of the Partnership Enterprise, completes the industrial & commercial registration and opens the account; and from the date on which the Company submits the application for initial public offering and listing to China Securities Regulatory Commission to the date on which the Company receives the approval on public offering of shares from the China Securities Regulatory Commission.

 (II)After the Company's stocks are approved by China Securities Regulatory Commission for initial public offering (hereinafter referred to as "IPO") and listing on the stock exchange, the restricted stock trade period for the partner shall be subject to relevant provisions of competent authority at that time.

 (III)After the Company submits the application for IPO and listing to China Securities regulatory Commission, in case of the IPO or listing fails for the reason that the Company withdraws the application materials, the said application for listing is not approved, or for other reasons, the partner can transfer the property shares held by him/her/it and the general partner has the priority to choose accept the transfer or not. As to the property shares not accepted by the Executive Partner, the following method shall be applied:

A.Disposal of property shares by such partner: The partner can dispose the property shares held by him/her/it in the Partnership Enterprise at his/her/its discretion, including transferring such property shares to the internal partners of the Partnership Enterprise or any other third party.

B.Withdrawal from the Partnership Enterprise: The partner can choose to withdraw from the Partnership Enterprise in case of any of the following circumstances:

a)The third party designated by the Partnership Enterprise or Executive Partner is willing to accept the transfer of property shares held by the partner in the Partnership Enterprise;

b)In case the Partnership Enterprise has transferred the Company's equities corresponding to the property shares held by such partner in the Partnership Enterprise (namely, property shares held by such partner in the Partnership Enterprise / total amount of investment of the Partnership Enterprise x amount of equities or shares of the Company held by the Partnership Enterprise) to other third party with the consent of such partner, the property shares returned to such partner by the Partnership Enterprise are the abovementioned equity transfer fund obtained by the Partnership Enterprise, and the Executive Partner has the right to deduct relevant taxes, fees and service charges from the returned property shares, if necessary;

 (c)In case the Company's shareholders agree to dispose the Company's equities corresponding to the property shares held by such partner in the Partnership Enterprise (namely, property shares held by such partner in the Partnership Enterprise / total amount of investment of the Partnership Enterprise x amount of equities or shares of the Company held by the Partnership Enterprise) by decreasing the registered capital, property shares returned to such partner by the Partnership Enterprise are the abovementioned equity transfer fund which is returned to the Partnership Enterprise by the Company for the decrease of relevant registered capital, and the Executive Partner has the right to deduct relevant taxes and fees from the returned property shares, if necessary.

 (IV)During the restricted stock trade period specified in Item (I) and Item (II), in case the partner subject dies or disappears, for example, the natural partner dies or is announced dead according to law, or the corporation partner is disqualified as a subject for the reason that it is canceled or declared dissolved, such partner shall withdraw from the Partnership Enterprise. With the consent of the Executive Partner, successor who has the legitimate right of inheritance to the property shares held by such partner in the Partnership Enterprise or the person who receives the rights and obligations of such partner according to law after the partner’s death or disappearance (hereinafter collectively referred to as "the Heir") can obtain the qualification as a partner of the Partnership Enterprise. In addition, the Partnership Enterprise shall, according to the following method and within 30 days from the occurrence of the abovementioned circumstances, return the property shares held by the deceased or disappeared partner to the Heir of such partner, and the specific methods of withdrawal from the Partnership Enterprise are as follows:

 (1)If the Partnership Enterprise handles formalities concerning withdrawal from the Partnership Enterprise for such partner before the Company's IPO, the returned property shares shall be property shares held by such partner in the Partnership Enterprise / total amount of investment of the Partnership Enterprise x amount of equities or shares of the Company held by the Partnership Enterprise x the appraisal value of each equity/share of net asset determined in the Company's latest appraisal report. The relevant taxes and fees (including but not limited to individual income tax, stamp duty, etc.) shall be borne by the Heir concerned, and the Executive Partner has the right to deduct relevant taxes and fees from the returned property shares, if necessary. Meanwhile, the Executive Partner or the third party designated by the Executive Partner shall increase the amount of investment in the Partnership Enterprise / property shares held by him/her in the Partnership Enterprise to ensure that the investment ratio of each partner remains unchanged;

 (2)If the Partnership Enterprise handles formalities concerning withdrawal from the Partnership Enterprise for such partner after the Company's IPO, the returned property shares shall be property shares held by such partner in the Partnership Enterprise / total amount of investment of the Partnership Enterprise x the amount of shares of the Company held by the Partnership Enterprise x the Company's stock price per share (the specific price shall be determined by the Executive Partner of the Partnership Enterprise based on the transfer price in the secondary security market; where the price cannot be determined, it shall be subject to the appraisal value of each share of net asset determined in the Company's latest appraisal report. The relevant taxes and fees (including but not limited to individual income tax, stamp duty, etc.) shall be borne by the Heir concerned, and the Partnership Enterprise has the right to deduct relevant taxes and fees on behalf of the taxation authority from the actual transfer proceeds mentioned above, if necessary). Meanwhile, the Executive Partner or the third party designated by the Executive Partner shall increase the amount of investment in the Partnership Enterprise / property shares held by him/her in the Partnership Enterprise to ensure that the investment ratio of each partner remains unchanged.

 (V)After the expiration of the restricted stock trade period, where the partner transfers the property shares held by him/her/it, the general partner has the priority to choose accept the transfer or not. As to the property shares not accepted by the general partner, the following method shall be applied:

A.Internal transfer: The partner can, within the Partnership Enterprise, transfer the partnership shares to other partners or staff designated by the Company at the negotiated price.

B.According to the partner's application, the Partnership Enterprise transfers the amount of stocks corresponding to the amount of investment paid by such partner at the appropriate market price in the secondary security market, and pays the transfer proceeds to such partner after deducting relevant taxes and fees. Meanwhile, the Partnership Enterprise handles relevant formalities concerning decrease of total amount of investment.

 (VI)Partner transferring the property shares held by him/her/it in the Partnership Enterprise or withdrawing from the Partnership Enterprise shall cooperate with the Partnership Enterprise to complete the formalities concerning industrial & commercial registration modification. In case the withdrawing partner is liable for compensating for the losses incurred to the Partnership Enterprise, the Executive Partner has the right to directly deduct the corresponding compensation from the property shares returned by such withdrawing partner.

(VII)Where there are special provisions in law, such provisions shall be applied according to law.

Article 40For the general partner's withdrawal from the Partnership Enterprise, if no new general partner is admitted to the Partnership Enterprise, or no limited partner is transferred into general partner, the Partnership Enterprise shall be dissolved.

Chapter XIDissolution and Liquidation of Partnership Enterprise

Article 41The Partnership Enterprise shall be dissolved and liquidated in cases where:

1.Duration of partnership expires, and the partners decide not to operate the Partnership Enterprise any longer;

2.The causes for dissolution as specified in the Partnership Enterprise occur;

3.All partners decide to dissolve the Partnership Enterprise;

4.The number of partners does not reach the quorum, and the status has been lasted for 30 days;

5.Partnership purpose as agreed in the Agreement has been realized or is impossible to be realized.

6.The Partnership Enterprise's business license is lawfully revoked by competent authority, or the Partnership Enterprise is ordered to close down or canceled; and

7.Other reasons as stipulated by laws and administrative regulations.

Article 42The liquidation methods of the Partnership Enterprise shall be subject to the provisions of Partnership Enterprise Law.

In the course of liquidation, the Partnership Enterprise maintains its existence but cannot develop any business activities not relating to the liquidation.

After being used for paying the liquidation fees, employees' salaries, social insurances, statutory compensation as well as unpaid taxes and debts owed by the Partnership Enterprise, the residual property shall be distributed in light of Article 15 hereof.

Article 43After being used for paying the liquidation fees, employees' salaries, social insurances, statutory compensation as well as unpaid taxes and debts owed by the Partnership Enterprise, the residual property shall be distributed according to the actual investment ratio of each partner.

Article 44After liquidation, the liquidators shall prepare the liquidation report. After the report is signed or stamped by all partners, it shall be submitted to the enterprise registry within 15 days for registering the cancellation of the Partnership Enterprise.

Chapter XIIConfidentiality Provisions

Article 45All documents related to the Partnership Enterprise, including but not limited to the agreement, financial accounting report, etc. signed by the Partnership Enterprise and others, are confidential information of the Partnership Enterprise. No person is allowed to make such documents public or use such documents for a purpose not relating to the execution of affairs.

Article 46Except for the information that shall be publicized according to law or provided for relevant authority according to judicial process, no person is allowed to disclose any information relating to the Partnership Enterprise or information of projects invested by the Partnership Enterprise to others by formal or informal means. Information planned to be publicized shall be kept confidential before the disclosure and shall not be disclosed to others.

Chapter XIIILiabilities for Breach of Contract

Article 47The partner who violates the Agreement shall assume the liabilities for breach of contract according to law.

Article 48Where the Executive Partner violates the provisions of the Agreement and causes losses to other partners, the Executive Partner shall compensate for the losses incurred thereby.

Chapter XIVApplicable Laws and Dispute Settlement

Article 49The Agreement is governed by laws of the People's Republic of China.

Article 50Any dispute arising from or relating to the Agreement shall be settled by all partners through negotiation. Where the partners are not willing to or fail to reach an agreement through negotiation, all partners shall have the right to file a lawsuit with the people's court whose jurisdiction the Partnership Enterprise is subject to.

Chapter XVMiscellaneous

Article 51The Agreement shall come into force with signatures of all partners.

Article 52The Agreement is written in Chinese.

Article 53The Agreement is made in 6 copies with one share held by each partner, one share submitted to the registry where the Partnership Enterprise was registered, and other shares kept by the Partnership Enterprise. Each share shall enjoy the same legal effect.

Article 54The attachment hereto shall be an integral part of the Agreement and has the same legal effect as the Agreement.

Article 55Matters not promised or defined clearly in the Agreement shall be determined by all partners through negotiation. After the negotiation, the partners can sign the supplementary agreement which shall enjoy the same legal effect as the Agreement.

（Signature page of the partnership agreement）

All partners

/s/ Zhang Chongqing
Zhang Chongqing

（Signature page of the partnership agreement）

/s/ Jack Y. Zhang
APPLIED PHYSICS & CHEMISTRY LABS INC

（Signature page of the partnership agreement）

/s/ Bill Zhang
BILL ZHANG

July 27, 2018
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